Exhibit 99.1

Contact:
Richard Fish
Chief Financial Officer
720-479-3538
rich.fish@wowinc.com

WOW! ANNOUNCES RESULTS FOR THE SECOND QUARTER ENDED JUNE 30, 2016

ENGLEWOOD, CO — (August 15, 2016) - WOW! Internet, Cable & Phone (“WOW!”), a leading, fully-integrated provider of residential and commercial high-speed data, video and telephony services to customers in the United States, today announced financial and operating results for the second quarter ended June 30, 2016.

Financial & Operating Highlights (1)

For the second quarter ended June 30, 2016, WOW! reported Total Revenue of $307.5 million, Net Income of ($145.0) million and Adjusted EBITDA of $114.9 million representing a sequential increase in Total Revenue of $5.2 million (or 1.7%), a decrease in Net Income of ($149.8) million and an increase in Adjusted EBITDA of $2.0 million (or 1.8%)  over the first quarter ended March 31, 2016.

WOW!’s net loss for the quarter ended June 30, 2016 is primarily the result of a restructuring consummated by WOW!’s parent entities during the second quarter for tax planning purposes. The restructuring resulted in a change in tax status of WOW! which required WOW! to record current and deferred income tax expense totaling $147.6 million during the three months ended June 30, 2016. WOW! does not anticipate that the restructuring will have any significant impact on future operating cash flows as the restructuring does not impact the net operating loss carryforwards of WOW!’s parent and its subsidiaries and such net operating loss carryforwards would significantly reduce any required prospective tax payments. A more complete discussion of the tax restructuring and its impact on WOW! is presented below.

Total Revenue for the twelve month period ended June 30, 2016 (“LTM”) was $1.209 billion, a year-over-year decrease of $20.5 million (or 1.7%) from the Transaction Adjusted twelve month period ended June 30, 2015.  LTM Adjusted EBITDA as of June 30, 2016, totaled $449.3 million, a year-over-year increase of $18.7 million (or 4.3%) from the Transaction Adjusted twelve month period ended June 30, 2015.

For the second quarter ended June 30, 2016, WOW! reported an increase in Total Customers of 1,000 (an improvement of 13,100 over the quarterly results from the second quarter ended June 30, 2015), an increase of 3,500 HSD RGUs (an improvement of 12,400 over the quarterly results from the second quarter ended June 30, 2015), and a reduction of 18,500 Total RGUs (an improvement of 29,300 over the quarterly results from the second quarter ended June 30, 2015).   For the six month period ended June 30, 2016, WOW!’s reported net change in Total RGUs is an improvement of 72,300 over the six month period ended June 30, 2015.

(1)         Refer to “Definitions of Non-GAAP Financial Measures and Operating Metrics”, “Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures”, and “Unaudited Transaction Adjusted Condensed Combined Financial and Subscriber Information” in this Earnings Release for definitions and information related to Adjusted EBITDA and Transaction Adjusted financial and subscriber information.

Conference Call

WOW! will host a conference call on Tuesday, August 16, 2016, at 10:30 a.m. Eastern to discuss the operating and financial results contained in this press release.  Conference call information is as follows:

Call Date:	Tuesday, August 16, 2016	Call Time:	10:30 a.m. Eastern
Dial In:	(877) 541-5069	Intn’l Dial In:	(443) 842-7607
Conf. ID:	63663124

A recording of the conference call will be available approximately two hours after the completion of the call until September 15, 2016.  Dial in # for this replay is (855) 859-2056. Additionally, a copy of the transcript will be available approximately forty-eight hours after the call, at www.wowway.com/investor-relations.

The following unaudited condensed consolidated statements of operations summarizes information in our Form 10-Q for the quarter ended June 30, 2016, as filed on August 15, 2016, with the U.S. Securities and Exchange Commission (“SEC”).  For ease of use, references in this release to “WOW! Internet, Cable & Phone” or “WOW!” mean WideOpenWest Finance, LLC and its consolidated subsidiaries.

WideOpenWest Finance, LLC

Condensed Consolidated Statements of Operations (Unaudited)(1)

($ in millions)

	Three months ended
	June 30,
	2016	2015
Revenue
Residential subscription	$239.0	$249.2
Commercial subscription	26.9	24.7
Total subscription revenue	$265.9	$273.9
Other commercial services	13.6	5.0
Other	28.0	26.9
Total Revenue	$307.5	$305.8

Costs and expenses:
Operating (excluding depreciation & amortization)	$167.5	$170.3
Selling, general and administrative	27.6	27.0
Depreciation and amortization	52.9	55.5
Management fee to related party	0.5	0.6
	$248.5	$253.4

Income from operations	$59.0	$52.4
Other income (expense):
Interest expense	(55.2)	(57.1)
Loss on extinguishment of debt	(2.5)	(22.9)
Realized and unrealized gain (loss) on derivative instruments, net	1.2	1.1
Other (expense) income, net	0.1	—
Income Tax (expense) benefit (2)	(147.6)	(1.0)
Net loss	$(145.0)	$(27.5)

(1)         The unaudited condensed consolidated statements of operations above and the information in this release should be read in conjunction with our Form 10-K for the year ended December 31, 2015, filed with the U.S. SEC on March 17, 2016.

(2)         On April 1, 2016, WOW! consummated a restructuring where it became wholly owned by WideOpenWest Kite, Inc. Previously, WOW! was wholly owned by WideOpenWest Illinois, Inc., WideOpenWest Ohio, Inc., WOW Sigecom, Inc. and WideOpenWest Kite, Inc. (collectively, the “Members”). The Members were wholly owned subsidiaries of Racecar Acquisition, LLC, which is a wholly owned subsidiary of Racecar Holdings, LLC (the “Parent”).

As a result of the restructuring, the Company became a single member LLC for federal income tax purposes and its taxable income will be reported on WideOpenWest Kite, Inc.’s federal income tax return.  Under ASC 740, the restructuring is treated as a change in tax status due to a single member LLC being required to record current and deferred income taxes on a separate return basis reflecting the results of its operations.  Accordingly, WOW! recorded total income tax expense of $147.6 million during the three months ended June 30, 2016, which includes deferred tax expense of $154.9 million as a result of the change in tax status.  Also, as a result of the change in tax status, for the three months ended June 30, 2016, the Company recorded a deferred tax benefit due to a reversal of a portion of its existing valuation allowance in the amount of $27.6 million, and current and deferred tax expense from operations of $20.3 million.

The restructuring does not impact the net operating loss carryforwards of the Company and its parent entities and the Company does not anticipate that the restructuring will have any significant impact on future operating cash flows as the Company’s Parent and its subsidiaries have net operating loss carryforwards that would significantly reduce any required prospective tax payments.

About WOW!

WOW! is one of the nation’s leading providers of high-speed Internet, cable TV, and phone serving communities in the U.S.  Our operating philosophy is to deliver an employee and customer experience that lives up to its name.  WOW! is privately owned by Avista Capital Partners and Crestview Partners.  For more information, please visit www.wowway.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements.  Forward-looking statements are not guarantees of future performance and we caution you not to place undue reliance on such statements.  Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.  The forward-looking statements included in this release are made as of the date hereof.  Except as required by law, we assume no obligation to publicly update any forward-looking statement, even if new information becomes available in the future.  Actual results may differ materially from those expected because of various risks and uncertainties, many of which are beyond our control.  You should review our filings with the SEC, including the section titled “Risk Factors” contained in our Annual Report on Form 10-K filed with the SEC on March 17, 2016.

Definitions of Non-GAAP Financial Measures and Operating Metrics

We have included certain non-GAAP financial measures in this release including Adjusted EBITDA and Transaction Adjusted EBITDA.  We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance.  We believe that these non-GAAP measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business.  We believe that these non-GAAP measures provide investors with useful information for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures.  We use these non-GAAP measures for business planning purposes and in measuring our performance relative to that of our competitors.  We believe these non-GAAP measures are measures commonly used by investors to evaluate our performance and that of our competitors.

Adjusted EBITDA is defined by WOW! as net income (loss) before net interest expense, income taxes, depreciation and amortization (including impairments), gains (losses) realized and unrealized on derivative instruments, management fees to related party, the write-up or write-off/disposal of any asset, debt modification expenses, loss on extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including equity based compensation expense) and certain other income and expenses, as further defined in our credit facilities.  Adjusted EBITDA is not a presentation made in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and our use of the term Adjusted EBITDA varies from others in our industry.  Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows, or as measures of liquidity.

Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.  For example, Adjusted EBITDA:

•                  excludes certain tax payments that may represent a reduction in cash available to us;

•                  does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•                  does not reflect changes in, or cash requirements for, our working capital needs; and

•                  does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

See “Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures” and the accompanying tables below for reconciliations of Adjusted EBITDA to our net income (loss), which is the most directly comparable GAAP financial measure.

Furthermore, Adjusted EBITDA in this release is sometimes presented on a Transaction Adjusted basis, giving effect to sale of our South Dakota systems on September 30, 2014, as if such transaction had been completed at the beginning of each period presented (see “Unaudited Transaction Adjusted Condensed Combined Financial and Subscriber Information” below for a complete discussion).

In addition, we use the following subscriber information in this release:

•                  Homes Passed — We report homes passed as the number of residential units, such as single residence homes, apartments and condominium units, passed by our broadband network and listed in our database excluding those we believe are covered by exclusive arrangements with other providers of competing services.

•                  Subscribers — Because we deliver multiple services to our customers, we report the total number of customers (“Total Customers”) as those who subscribe to at least one of our high-speed data (“HSD”), video (“Video”) or telephony (“Telephony”) services without regard to which or how many of those services they subscribe.  We report Video subscribers as the number of basic cable subscribers and do not include customers who only subscribe to HSD or Telephony services in this total.  We define total Revenue Generating Units (“RGUs”) as the sum of HSD subscribers, Video subscribers and Telephony subscribers.

Subscriber information for acquired entities is preliminary and subject to adjustment until we have completed our review of such information and determined that it is presented in accordance with our policies.

Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

The following table provides an unaudited reconciliation of our net income (loss) to Adjusted EBITDA for the respective quarters ended and for the twelve month period ended June 30, 2016:

WideOpenWest Finance, LLC

Reconciliation of GAAP Measures to Non-GAAP Measures (Unaudited)

($ in millions)

	Three Months Ended								LTM
	Sept. 30, 2014	Dec. 31, 2014	Mar. 31, 2015	Jun. 30, 2015	Sept. 30, 2015	Dec. 31, 2015	Mar. 31, 2016	Jun. 30, 2016	Jun. 30, 2015	Jun. 30, 2016
Net income (loss)	$31.7	$(26.8)	$(6.6)	$(27.5)	$(7.1)	$(1.5)	$4.8	$(145.0)	$(29.2)	$(148.8)
Depreciation and amortization	64.0	57.2	54.8	55.5	55.9	54.9	52.5	52.9	231.5	216.2
Management fee to related party	0.4	0.4	0.4	0.6	0.5	0.4	0.4	0.5	1.8	1.8
Interest expense	60.0	59.8	58.9	57.1	55.3	54.7	54.2	55.2	235.8	219.4
Loss on extinguishment of debt	—	—	—	22.9	—	—	—	2.5	22.9	2.5
Unrealized gain on derivative instruments, net	(1.3)	(1.0)	(2.0)	(1.1)	(1.2)	(1.3)	(1.1)	(1.2)	(5.4)	(4.8)
(Gain) Loss on sale of assets	(52.6)	(0.3)	—	—	—	—	—	—	(52.9)	—
Non-recurring prof. fees, M&A integration and restr. exp.	8.9	19.8	3.5	4.2	4.8	3.5	1.1	2.4	36.4	11.8
Non-cash stock compensation	—	—	—	—	—	—	—	0.1	—	0.1
Other expense (income), net	(2.4)	(0.9)	(0.2)	—	0.6	—	—	(0.1)	(3.5)	0.5
Income tax (benefit) expense	1.2	(0.5)	0.9	1.0	0.8	1.2	1.0	147.6	2.6	150.6
Adjusted EBITDA (1)	$109.9	$107.7	$109.7	$112.7	$109.6	$111.9	$112.9	$114.9	$440.0	$449.3

(1)         See “Unaudited Transaction Adjusted Condensed Combined Financial and Subscriber Information” below for a reconciliation of Adjusted EBITDA to Transaction Adjusted EBITDA for the respective quarters ended giving effect the sale of our South Dakota systems (“South Dakota”) on September 30, 2014, as if such transaction had been completed at the beginning of the respective periods presented herein.

Unaudited Transaction Adjusted Condensed Combined Financial and Subscriber Information

The unaudited Transaction Adjusted condensed combined financial and subscriber information for the periods presented in the tables below has been prepared giving effect the sale of our South Dakota systems (“South Dakota”) on September 30, 2014, as if such transaction had been completed at the beginning of the periods presented by applying transaction adjustments to the individual historical unaudited condensed combined financial and subscriber information of South Dakota.

Accordingly, the unaudited Transaction Adjusted condensed combined financial and subscriber information presented in the tables below excludes the unaudited financial and subscriber information for South Dakota for the period from April 1, 2014 to September 30, 2014.  The historical combined financial information has been adjusted to give effect to transaction events that are (1) directly attributable to such transactions, (2) factually supportable and (3) expected to have a continuing impact on the combined results.

The unaudited Transaction Adjusted condensed combined financial and subscriber information is for informational purposes only and does not represent what our results of operations would have been if the transactions had occurred at any date, nor does such information project the results of operations for any future period.  The unaudited Transaction Adjusted condensed combined financial and subscriber information does not reflect non-recurring charges that have been incurred in connection with the transactions, including any related financing fees, legal fees, broker fees and accounting fees.

The following table provides an unaudited reconciliation of our Total Revenue to Transaction Adjusted Total Revenue, Adjusted EBITDA to Transaction Adjusted EBITDA and Capital Expenditures to Transaction Adjusted Capital Expenditures for the respective quarters ended:

WideOpenWest Finance, LLC

Transaction Adjusted Condensed Combined Financial Information (Unaudited)

($ in millions)

	Three Months Ended								LTM
	Sept. 30, 2014	Dec. 31, 2014	Mar. 31, 2015	Jun. 30, 2015	Sept. 30, 2015	Dec. 31, 2015	Mar. 31, 2016	Jun. 30, 2016	Jun. 30, 2015	Jun. 30, 2016
Total Revenue	$323.2	$309.2	$312.3	$305.8	$297.7	$301.3	$302.3	$307.5	$1,250.5	$1,208.8
Transaction Adjustments:
Revenue related to the South Dakota systems	(21.2)	—	—	—	—	—	—	—	(21.2)	—
Transaction Adjusted Total Revenue	$302.0	$309.2	$312.3	$305.8	$297.7	$301.3	$302.3	$307.5	$1,229.3	$1,208.8

Adjusted EBITDA	$109.9	$107.7	$109.7	$112.7	$109.6	$111.9	$112.9	$114.9	$440.0	$449.3
Transaction Adjustments:
Adjusted EBITDA related to the South Dakota systems	(9.4)	—	—	—	—	—	—	—	(9.4)	—
Transaction Adjusted EBITDA	$100.5	$107.7	$109.7	$112.7	$109.6	$111.9	$112.9	$114.9	$430.6	$449.3

Total Capex	$66.3	$66.7	$55.6	$54.7	$64.5	$57.1	$63.6	$71.3	$243.3	$256.5
Transaction Adjustments:
Capex related to the South Dakota systems	(3.1)	—	—	—	—	—	—	—	(3.1)	—
Transaction Adjusted Total Capex	$63.2	$66.7	$55.6	$54.7	$64.5	$57.1	$63.6	$71.3	$240.2	$256.5

The unaudited Transaction Adjusted condensed combined financial information presented above should be read in conjunction with the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the consolidated financial statements and the accompanying notes appearing in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on March 17, 2016.

The following table provides an unaudited reconciliation of our reported subscriber information to Transaction Adjusted subscriber information as of the end of each of the respective quarterly periods:

	2Q-14	3Q-14	4Q-14	1Q-15	2Q-15	3Q-15	4Q-15	1Q-16	2Q-16

Reported Homes Passed	3,114,000	2,978,000	2,985,000	2,988,600	2,993,100	2,997,200	3,003,100	3,010,700	3,022,800
Transaction Adjustments:
South Dakota systems	(142,000)	—	—	—	—	—	—	—	—
Transaction Adjusted Homes Passed	2,972,000	2,978,000	2,985,000	2,988,600	2,993,100	2,997,200	3,003,100	3,010,700	3,022,800

Reported Total Customers	867,800	816,000	809,100	799,200	787,100	781,700	777,800	784,600	785,600
Transaction Adjustments:
South Dakota systems	(52,300)	—	—	—	—	—	—	—	—
Transaction Adjusted Total Customers	815,500	816,000	809,100	799,200	787,100	781,700	777,800	784,600	785,600

Reported HSD Subscribers	769,600	729,700	727,800	722,000	713,100	712,300	712,500	722,200	725,700
Transaction Adjustments:
South Dakota systems	(44,100)	—	—	—	—	—	—	—	—
Transaction Adjusted HSD Subscribers	725,500	729,700	727,800	722,000	713,100	712,300	712,500	722,200	725,700

Reported Video Subscribers	699,000	653,800	634,700	606,500	582,700	564,500	547,500	537,200	524,300
Transaction Adjustments:
South Dakota systems	(33,700)	—	—	—	—	—	—	—	—
Transaction Adjusted Video Subscribers	665,300	653,800	634,700	606,500	582,700	564,500	547,500	537,200	524,300

Reported Telephony Subscribers	416,200	373,900	359,400	339,600	324,500	310,600	296,800	286,600	277,500
Transaction Adjustments:
South Dakota systems	(31,500)	—	—	—	—	—	—	—	—
Transaction Adjusted Telephony Subscribers	384,700	373,900	359,400	339,600	324,500	310,600	296,800	286,600	277,500

Reported Total RGUs	1,884,800	1,757,500	1,721,900	1,668,100	1,620,300	1,587,400	1,556,800	1,546,000	1,527,500
Transaction Adjustments:
South Dakota systems	(109,300)	—	—	—	—	—	—	—	—
Transaction Adjusted Total RGUs	1,775,500	1,757,500	1,721,900	1,668,100	1,620,300	1,587,400	1,556,800	1,546,000	1,527,500